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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):   August 2, 2000



                           DA CONSULTING GROUP, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


           Texas                     00-24055                    76-0418488

(State or Other Jurisdiction       (Commission                (I.R.S. Employer
    of Incorporation)              File Number)              Identification No.)



                       5847 San Felipe Road, Suite 3700
                             Houston, Texas 77057
                   (Address of principal executive offices)


                                 (713) 361-3000
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On August 3, 2000, DA Consulting Group, Inc. announced that it had signed a definitive agreement, dated August 2, 2000, relating to the purchase by a private investor of two million shares of DACG's common stock for $4.8 million and warrants to purchase up to three million shares of DACG's common stock prior to the third anniversary of the closing of the transaction. The closing of the transaction is contingent upon DACG shareholder approval to the extent required in order to satisfy the Nasdaq Stock Market Marketplace Rules.

     According to the terms of the agreement, following DACG's receipt of shareholder approval, DACG will (i) issue two million shares of common stock at a price of $2.40 per share and (ii) issue warrants to purchase (a) two million shares of common stock, exercisable after the closing date, at the greater of $3.00 per share or 85% of the market price of a share of DACG's common stock at the time of exercise, and (b) one million shares of common stock, exercisable after January 1, 2002, at $3.00 per share. Both warrants will expire on the third anniversary of the closing date. If the investor's purchase of the initial two million shares of common stock would make the investor subject to notification and report requirements of the Hart-Scott-Rodino Act, then the investor is only required to purchase the maximum number of shares that it may purchase without subjecting itself to the HSR Act requirements. However, if the investor chooses to purchase shares or warrant shares which subject the investor the HSR requirements, then DACG and the investor have agreed to cooperate in making the required filings and to share the cost of the filing fees equally.

     The agreement provides that within one year following closing, DACG will register the shares of common stock purchased by the investor from DACG and any warrant shares purchasable, and further provides that the investor will be entitled following closing to one seat on DACG's Board of Directors. During the 180-day period after closing, DACG will not privately sell any new securities without first offering the investor the right to purchase the new securities, provided that the aggregate purchase price of the new securities which the investor will have the right to purchase will not exceed $5 million.

     Pending closing, the investor has loaned DACG $2 million. This loan is unsecured and will be credited toward the purchase price of the shares of common stock to be purchased by the investor at closing. If DACG does not receive shareholder approval, the loan will be repaid in full not later than 90 days following the date of the shareholders' meeting at which the approval is not obtained. DACG has agreed to use its best efforts to hold the shareholder meeting as soon as practicable. If no shareholder meeting occurs, the loan must be repaid in full in 90 days.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    DA CONSULTING GROUP, INC.


Date:  August 4, 2000               By: /s/ John E. Mitchell
                                        ____________________
                                         John E. Mitchell
                                         President and
                                         Chief Executive Officer

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